Exhibit 99.1

CONSOL Energy Inc. Announces Cash Tender Offers for Any and All of its Outstanding

8.25% Senior Notes Due 2020 and 6.375% Senior Notes due 2021

PITTSBURGH, March 9, 2015 — CONSOL Energy Inc. (NYSE: CNX) (“CONSOL”) announced today that it has commenced cash tender offers (the “Offers”) to purchase (i) any and all of its $1,014,800,000 in outstanding aggregate principal amount of 8.25% senior notes due 2020 (the “2020 Notes”) and (ii) any and all of its $250,000,000 in outstanding aggregate principal amount of 6.375% senior notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Notes” and each, a “Series” of Notes). In connection with the Offers, CONSOL is soliciting consents (the “Consent Solicitations”) to (i) proposed amendments that would shorten to three business days the minimum notice period for optional redemption and eliminate substantially all restrictive covenants and certain default provisions contained in the indenture governing the 2020 Notes (the “2020 Indenture”) and (ii) proposed amendments that would eliminate substantially all restrictive covenants and certain default provisions contained in the indenture governing the 2021 Notes (the “2021 Indenture” and, together with the 2020 Indenture, the “Indentures”). The Offers are scheduled to expire at 11:59 p.m., New York City time, on April 6, 2015, unless extended or earlier terminated (the “Expiration Time”). Holders of Notes that validly tender (and do not validly withdraw) their Notes and provide their consents to the amendments to the Indentures before 5:00 p.m., New York City time, on March 20, 2015, unless extended (the “Consent Expiration”), will be eligible to receive the applicable Total Consideration (as set forth below). If we purchase less than all of the outstanding 2020 Notes pursuant to the applicable Tender Offer, we currently intend (but are not obligated) to redeem any remaining outstanding 2020 Notes pursuant to the 2020 Indenture, although the timing of any such redemption is within our discretion.

The following table summarizes the material pricing terms for each $1,000 aggregate principal amount of 2020 Notes and the 2021 Notes, respectively:

Title of Security	CUSIP No.	Aggregate Outstanding Principal Amount(1)	Tender Offer Consideration(2)	Consent Payment(3)	Total Consideration(2)(3)(4)
8.25% Senior Notes due 2020	20854PAF6	$1,014,800,000	$995.75	$50.00	$1,045.75
6.375% Senior Notes due 2021	20854PAH2	$250,000,000	$1,000.00	$50.00	$1,050.00

(1)	As of March 9, 2015.
(2)	Plus accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.
(3)	Per $1,000 principal amount of Notes tendered prior to the Consent Expiration.
(4)	Includes the consent payment.

The Offers contemplate an early settlement option, so that holders whose Notes are validly tendered prior to the Consent Expiration and accepted for purchase could receive payment on an initial settlement date, provided that the conditions to the Offers have been satisfied or waived, as described more fully below. Tenders of Notes may be validly withdrawn and consents may be validly revoked until the Withdrawal Time (as defined below). Holders who validly tender their Notes after the Consent Expiration and prior to the Expiration Time will be eligible to receive payment of the applicable Tender Offer Consideration on the final settlement date, which is expected to be April 7, 2015.

In connection with the Offers, CONSOL is soliciting consents to certain proposed amendments to the Indentures. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes. No consent payments will be made in respect of Notes tendered after the Consent Expiration. Following receipt of the consent of holders of a majority in principal amount of each Series of the outstanding Notes, CONSOL will execute a supplemental indenture to amend each Indenture, in the case of the 2020 Notes, to shorten to three business days the minimum notice period for option redemption and, in the case of both Series of Notes, to eliminate substantially all restrictive covenants and certain events of default in the Indentures. The supplemental indentures will be effective at that time, but will not become operative until CONSOL has purchased a majority in principal amount of the outstanding Notes of the applicable Series.

Tendered Notes may be withdrawn and consents may be revoked before 5:00 p.m., New York City time, on March 20, 2015, unless extended (the “Withdrawal Time”), but generally not afterwards, unless required by law. Any extension or termination of the Offers will be followed as promptly as practicable by a public announcement thereof.

The Offers are subject to the satisfaction or waiver of certain conditions including: (1) receipt of consents to the amendments to the Indentures from holders of a majority in principal amount of the outstanding Notes of the applicable Series; (2) execution of the supplemental indentures effecting the amendments; (3) a financing condition, which we expect to satisfy by issuing long-term senior unsecured debt but, subject to market conditions and at our sole discretion, we may elect to enter into alternative debt financing; and (4) certain other customary conditions.

The complete terms and conditions of the Offers are described in the Offer to Purchase and Consent Solicitation Statement dated March 9, 2015, copies of which may be obtained from D.F. King & Co., Inc., the tender agent and information agent for the Offers, by calling (877) 864-5055 (US toll-free) or by emailing cnx@dfking.com.

CONSOL has also retained Goldman, Sachs & Co. as the dealer manager for the Offers and solicitation agent for the Consent Solicitations. Questions regarding the terms of the Offers may be directed to the Liability Management Group of Goldman, Sachs & Co. by calling (212) 902-6941 (collect) or (800) 828-3182 (US toll-free).

None of CONSOL, its board of directors (or any committee thereof), the dealer manager, the tender agent, the information agent, the trustee for the Notes or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offer.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Offers are being made solely by the Offer to Purchase and Consent Solicitation Statement dated March 9, 2015. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

CONSOL is a Pittsburgh-based producer of natural gas and coal. CONSOL is one of the largest independent natural gas exploration, development and production companies with operations centered in the major shale formations of the Appalachian basin. Additional information may be found at www.consolenergy.com.

Cautionary Statements:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes nor shall there be any sale of notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2014 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:	Tyler Lewis at (724) 485-3157

Media:	Brian Aiello at (724) 485-3078